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Exhibit 10(iii)


                            SECURED PROMISSORY NOTE

                                                                Phoenix, Arizona
                                                                    June 8, 2000

$45,000.00

1.   FUNDAMENTAL PROVISIONS.

     The following terms will be used as defined terms in this Secured Promissory Note ("Note"):

Lender:                                        Cerprobe Corporation, a Delaware corporation.

Borrower:                                      Daniel J. Hill

Principal Amount:                              Forty-Five Thousand Dollars and No/100 Dollars
                                               ($45,000.00).

Interest Rate:                                 Six percent (6%) per annum.

Default
Interest Rate:                                 Ten percent (10%) per annum above the Interest Rate.

Maturity Date:                                 December 31, 2000.

Business Day:                                  Any day of the year other than Saturdays, Sundays and
                                               legal holidays.
Loan:                                          The loan from Lender to Borrower in the Principal
                                               Amount and evidenced by this Note.

2.   PROMISE TO PAY.

     For value received, Borrower promises to pay to the order of Lender, at its office at 1150 North Fiesta Boulevard, Gilbert, Arizona, 85233, or at such other place as the Lender may from time to time designate in writing, the Principal Amount, together with accrued interest from the date of disbursement on the unpaid principal balance at the Interest Rate.



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3.   INTEREST; PAYMENTS.

     (a) Absent an Event of Default hereunder, the Principal Amount shall bear interest at the Interest Rate. Throughout the term of this Note, interest shall be computed by applying the ratio of the annual interest rate over a year of 365 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

     (b) All payments of principal and interest due hereunder shall be made (i) without deduction of any present and future taxes, levies, imposts, deductions, charges, or withholdings, which amounts shall be paid by Borrower, and (ii) without any other set off. Borrower will pay the amounts necessary such that the gross amount of the principal and interest received by the Lender is not less than that required by this Note.

     (c) The entire unpaid principal balance, all accrued interest and any other, amounts payable hereunder shall be paid in full on or before the Maturity Date.

4.   PREPAYMENT.

     Borrower may prepay the Loan, in whole or in part, at any time without penalty or premium.

5.   LAWFUL MONEY.

     Principal and interest are payable in lawful money of the United States of America.

6.   APPLICATION OF PAYMENTS/LATE CHARGE/DEFAULT INTEREST.

     (a) Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges, and other charges, provided, however, upon delinquency or other default, Lender reserves the right to apply payments among principal, interest, late charges, collection costs, and other charges at its discretion. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Lender may from time to time determine in its sole discretion.

     (b) If any payment of interest and/or principal is not received by the holder hereof when such payment is due, then in addition to the remedies conferred upon the holder hereof pursuant to this Note, a late charge of five percent of


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          the amount of the regularly scheduled payment or $25.00, whichever is greater, up to the maximum amount of $1,500.00 per late charge will be added to the delinquent amount to compensate the holder hereof for the expense of handling the delinquency for any payment past due in excess of ten days, regardless of any notice and cure periods.

     (c) Upon the occurrence of an Event of Default, including the failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (i) increase the applicable Interest Rate on this Note to the Default Interest Rate, and (ii) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law.

7.   SECURITY.

     This Note is secured by the Signature of the Borrower.

8.   EVENT OF DEFAULT.

     The occurrence of any of the following shall be deemed to be an event of default ("Event of Default") hereunder:

     (a) default in the payment of principal or interest when due pursuant to the terms hereof and the expiration of five days after written notice of such default from Lender to Borrower;

     (b) if the Borrower is an employee of the Lender, the Borrower's termination of employment with "Cause" or the Borrower's voluntary resignation without "Good Reason" as such terms are defined in Section 9 below;

     (c) if the Borrower is a non-employee director of the Company, the Borrower's ceasing to provide services as a director to the Company;


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9.   DEFINITION OF CAUSE AND GOOD REASON

     (a) Cause. For purposes of this Loan, a termination of employment for "Cause" means a termination of employment resulting from a determination by the Lender that the Borrower has: (i) been convicted of a felony involving dishonesty, fraud, theft, or embezzlement; (ii) repeatedly failed or refused, in a material respect, to follow reasonable policies or directives established by the Lender and after written notice thereof from the Lender, and a reasonable opportunity by the Borrower to cure such failures or refusals after having been given reasonable written notice of such failures or refusals; (iii) willfully and persistently failed to attend to the material duties or obligations imposed upon Borrower after reasonable written notice from the Lender and a reasonable opportunity by the Borrower to cure such failure; (iv) performed an act or failed to act, which, if the Borrower were prosecuted and convicted, would constitute a felony involving $1,000 or more of money or property of the Lender, or (v) intentionally misrepresented or concealed a material fact for purposes of securing employment with the Lender.

     (b) Good Reason. For purposes of this Loan, a termination of employment for "Good Reason" means any of the following events: (i) the assignment to the Borrower of any duties that are inconsistent with, or the reduction of powers or functions associated with, the Borrower's position, duties, or responsibilities with the Lender, or an adverse change in the Borrower's titles, authority, or reporting responsibilities, or in conditions of the Borrower's employment, (ii) the Borrower's base salary is reduced or the potential incentive compensation (or bonus) to which the Borrower may become entitled to at any level of performance by the Borrower or the Lender is reduced,
          (iii) the failure of the Lender to cause any successor to expressly assume and agree to be bound by the terms of this Agreement, (iv) any purported termination by the Lender of the Borrower's employment for grounds other than for "Cause," (v) the Lender relieving the Borrower of the Borrower's duties other than for "Cause," (vi) the Borrower is required to relocate to an employment location that is more than fifty
          (50) miles from Gilbert, Arizona.

10.  REMEDIES.

     Upon the occurrence of an Event of Default, then at the option of the holder hereof, the entire balance of principal together with all accrued interest thereon, and all other amounts payable by Borrower under the Loan Documents shall, without demand or notice, immediately become due and payable. Upon the occurrence of an Event of Default (and so long as such Event of Default shall continue), the entire balance of principal hereof, together with all accrued interest thereon, all other


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     amounts due under the Loan Documents, and any judgment for such principal, interest, and other amounts shall bear interest at the Default Interest Rate, subject to the limitations contained in Section 15 hereof. No delay or omission on the part of the Lender in exercising any right under this Note or under any of the other Loan Documents hereof shall operate as a waiver of such right.

11.  WAIVER.

     Borrower, endorsers, guarantors, and sureties of this Note hereby waive diligence, demand for payment, presentment for payment, protest, notice of nonpayment, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, and notice of nonpayment, and all other notices or demands of any kind (except notices specifically provided for in the Loan Documents) and expressly agree that, without in any way affecting the liability of Borrower, endorsers, guarantors, or sureties, the Lender may extend any maturity date or the time for payment of any installment due hereunder, otherwise modify the Loan Documents, accept additional security, release any person liable, and release any security or guaranty. Borrower, endorsers, guarantors, and sureties waive, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense.

12.  CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

     No provision of this Note may be changed, discharged, terminated, or waived except in a writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought. No failure on the part of the Lender to exercise and no delay by the Lender in exercising any right or remedy under this Note or under the law shall operate as a waiver thereof.

13.  ATTORNEYS' FEES.

     If this Note is not paid when due or if any Event of Default occurs, Borrower promises to pay all costs of enforcement and collection and preparation therefor, including but not limited to, reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level)).

14.  SEVERABILITY.

     If any provision of this Note is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

15.  INTEREST RATE LIMITATION.


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     Borrower hereby agrees to pay an effective rate of interest that is the sum of the interest rate provided for herein, together with any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Loan, including, without limitation, any other fees to be paid by Borrower pursuant to the provisions of the Loan Documents. Lender and Borrower agree that none of the terms and provisions contained herein or in any of the Loan Documents shall be construed to create a contract for the use, forbearance, or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of Arizona. In such event, if any holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of Arizona, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of the Lender, be credited to the payment of other amounts payable under the Loan Documents or returned to Borrower.

16.  HEADINGS.

     Headings at the beginning of each numbered section of this Note are intended solely for convenience and are not part of this Note.

17.  CHOICE OF LAW.

     This Note shall be governed by and construed in accordance with the laws of the State of Arizona without giving effect to conflict of laws principles.

18.  INTEGRATION.

     The Loan Documents contain the complete understanding and agreement of the Lender and Borrower and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations.

19.  BINDING EFFECT.

     The Loan Documents will be binding upon, and inure to the benefit of, the Lender, Borrower, and their respective successors and assigns. Borrower may not delegate its obligations under the Loan Documents.

20.  TIME OF THE ESSENCE.

     Time is of the essence with regard to each provision of the Loan Documents as to which time is a factor.


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21.  SURVIVAL.

     The representations, warranties, and covenants of the Borrower in the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Loan.


BORROWER:

By:       /s/ Daniel J. Hill
          -----------------------------
Name:     Daniel J. Hill
Title:    Chief Operating Officer


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